Exhibit 10.4

SECURITY AGREEMENT

DATED:  [insert Closing Date]

This Security Agreement ("Security Agreement") is executed by nDivision, Inc., a Texas corporation ("Maker"), to secure all obligations under the Secured Promissory Note ("Note"), in favor of Gamwell Technologies Inc., a Texas corporation ("Holder"), made pursuant to that certain Asset Purchase Agreement of even date between Maker, Holder, Timothy Gamwell and Cecilia Gamwell ("Asset Purchase Agreement").

Maker hereby grants to Holder, a first lien security interest in the following described property:

The number of Purchased Contracts (as defined in the Asset Purchase Agreement) that have a value equal to the amount of the outstanding principal and unpaid interest due under the Note (the "Collateral"). The value of the Purchased Contracts for purposes of determining the Collateral shall be the amount that is equal to fourteen (14) multiplied by the MRR of such Purchased Contracts (as defined in the Asset Purchase Agreement), determined on the date any rights are exercised under this Security Agreement.

This security interest is given to secure payment of the Note.  Maker shall be in default ("Default") under this Security Agreement upon an Event of Default (as defined in the Note) and failure to cure such Default as provided in the Note. Upon the filing of a correct financing statement with the Secretary of State in Maker's state of formation, the Security Interest will be perfected to the extent such security interest can be perfected by the filing of a financing statement under the Uniform Commercial Code applicable to Maker.

Upon Default and notice and the opportunity to cure as provided in the Note, at any time thereafter Holder may declare all obligations secured hereby immediately due and payable and may proceed to enforce payment of the same and exercise any and all rights and remedies provided by the Texas Uniform Commercial Code ("UCC") as well as all other rights and remedies possessed by Holder, including but not limited to:  (i) the right to require Maker to assemble the Collateral;  (ii) the right to provide written notice of the assignment of the Collateral to Holder pursuant to the Security Agreement, and (iii) the right to provide written, authenticated direction to the individual account debtors to pay Holder directly or in such manner as Holder may direct in its sole discretion.  For purposes of enforcing payment and exercising any and all rights and remedies provided by the UCC, the Maker hereby appoints the Holder, its successors and assigns, as the true and lawful attorney-in-fact of the Maker, with full power of substitution, having full right and authority, in the name of the Maker, to collect or enforce for the account of the Holder, liabilities and obligations of third parties under the Collateral; to institute and prosecute all proceedings it may deem proper in order to enforce any claim to obligations owed under the Collateral, to defend and compromise any and all actions, suits or proceedings in respect of the Collateral, and to do all such acts in relation to the Collateral that the Holder may deem advisable.  The Maker agrees that the above-stated powers are coupled with an interest and shall be irrevocable by the Maker. The requirements of reasonable notice shall be met if such notice is mailed, certified mail, return receipt requested, to the address of Maker shown at the beginning of this Security Agreement at least thirty (30) days before the time of the sale or disposition.

Exhibit 10.4 -- Page 1

Upon fulfillment of the obligations of the Note, this Security Agreement shall terminate without further action by either party and the Holder shall forthwith (i) assign transfer and deliver to the Maker, such of the Collateral as has not been previously released or sold or otherwise applied pursuant to the terms hereof, and (ii) execute termination statements as appropriate under the UCC and deliver same to Maker for filing by Maker.

The provisions of Section 12.1 through Section 12.3 and 12.6 through 12.14 of the Asset Purchase Agreement apply mutatis mutandis to this Security Agreement.

[Signature Page to Follow]

Exhibit 10.4 -- Page 2

IN WITNESS WHEREOF, Maker has caused this Security Agreement to be executed as an instrument under seal as of the date first above written.

NDIVISION, INC.,
a Texas corporation

By: _______________________________________
Name: ____________________________________
Title: _____________________________________

GAMWELL TECHNOLOGIES, INC.,
a Texas corporation

By: ____________________________________
Name: ____________________________________
Title: ____________________________________

Exhibit 10.4 -- Page 3